Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire Executive Vice President and Chief Financial Officer (919) 862-1000	G. Michael Freeman Associate Vice President, Investor Relations and Corporate Communications (919) 862-1000

XIFAXAN 550 MG (RIFAXIMIN) DEMONSTRATES ACUTE AND

SUSTAINED RELIEF OF NON-CONSTIPATION IRRITABLE BOWEL

SYNDROME SYMPTOMS: DATA PRESENTED AT THE 2010

AMERICAN COLLEGE OF GASTROENTEROLOGY (ACG) ANNUAL

MEETING

Further Analyses, Based on Daily Symptom Data and Also by Applying Recently Proposed FDA Composite

Endpoint, Independently Substantiate Previously Reported Efficacy Data

SAN ANTONIO and RALEIGH, OCT. 18, 2010 – Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced the presentation of two analyses of data from its Phase 3 pivotal clinical trials, TARGET 1 and 2, demonstrating a 14-day course of XIFAXAN 550 mg (rifaximin) taken three times daily achieved adequate relief of symptoms of non-constipation irritable bowel syndrome (non-C IBS) in a significantly greater proportion of patients compared with placebo. The data are being presented at the 2010 American College of Gastroenterology (ACG) Annual Scientific Meeting, being held this week in San Antonio, Texas.

Analysis of the daily assessment of symptom severity data substantiate the primary and key secondary endpoints, which were evaluated using a weekly assessment of adequate relief of global IBS symptoms and IBS-related bloating data – in TARGET 1 and 2 — both independently and combined. Presentation of these findings was enhanced by a separate analysis of the data, presented during a poster session, which demonstrates alignment between the initial results (weekly adequate relief endpoints) and the results obtained when analyzed according to a composite endpoint proposed earlier this year by the U.S. Food and Drug Administration (FDA) to assist in the development of IBS treatments. The proposed composite endpoint is comprised of a daily assessment of abdominal pain and stool consistency.

“When daily symptom severity assessments were analyzed according to the proposed FDA composite endpoint, the results independently substantiated findings from the weekly adequate relief endpoints. A significantly higher percentage of XIFAXAN 550 mg-treated patients responded favorably for each endpoint, compared with placebo, within each study,” said Mark Pimentel, M.D., Gastrointestinal Motility Program director at Cedars-Sinai Medical Center and principal investigator of the TARGET trials. “This analysis reinforces the potential of XIFAXAN 550 mg to address the needs of non-C IBS patients, many of whom suffer from symptoms daily.”1

In a separate analysis, the validity of binary “adequate relief,” or global symptom improvement, as key efficacy endpoints historically used in IBS trials was compared to that of the proposed FDA composite endpoint. For each study and for the combined analysis, the weekly responder endpoints of adequate relief of global IBS symptoms and adequate relief of IBS-related bloating correlated consistently with the daily symptom severity scores assessed by the proposed FDA draft guidance using a composite endpoint of abdominal pain and stool consistency.2

“The complexity of irritable bowel syndrome creates a challenge in developing optimal endpoints and trial design for evaluating the efficacy of IBS treatments. It is exciting to report that in our analysis of TARGET 1 and 2 data, XIFAXAN 550 mg proved effective for a significantly greater proportion of non-constipated IBS sufferers than placebo, regardless of how the data were analyzed – both by the binary “adequate relief” weekly endpoints and by the proposed FDA composite endpoint of daily measures of symptom severity,” said William Chey, M.D., professor of medicine in the Division of Gastroenterology and director of the Gastrointestinal Physiology Laboratory at the University of Michigan Health System.

[1]	Oral Presentation #55: Lembo, Pimentel, et al. “Rifaximin Treatment Consistently Demonstrated Relief Across Daily Symptoms in Patients with Non-Constipation Irritable Bowel Syndrome: Results from Two Phase 3 Trials (TARGET 1 and TARGET 2).” Wednesday, Oct. 20, 8:30 a.m. CDT
[2]	Poster #P770: Chey, et al. “The Responsiveness and Validity of a Binary Weekly Recall Question and the Proposed FDA Composite Endpoint as Measures of Daily Symptom Severity in Non-Constipation Irritable Bowel Syndrome: Results of TARGET 1 and TARGET 2.” Monday, Oct. 18, 10:30 a.m. - 4 p.m. CDT

“There has also been discussion as to whether it is best to measure symptom response in IBS patients on a weekly or daily basis. Our analysis indicates clinical outcomes in terms of symptom response are very similar, regardless of whether assessments are conducted weekly or daily.”

XIFAXAN 550 mg is Salix’s minimally absorbed, gut selective, broad spectrum antibiotic currently under priority review by the FDA for the proposed indication of the treatment of non-C IBS and IBS-related bloating. The data presented at the ACG annual meeting were included in the package submitted to the FDA as part of the supplemental new drug application (sNDA) filing. The FDA is expected to rule on the sNDA filing by March 7, 2011.

“Salix is extremely pleased with the strength of the data generated from the TARGET 1 and 2 trials – including the additional confirmation of rifaximin’s potential as analyzed by the proposed FDA composite endpoint,” stated Bill Forbes, Pharm.D., Executive Vice President, Research and Development and Chief Development Officer, Salix. “We will continue to work closely with the FDA in anticipation of the completion of their review by March 7, 2011.”

Additional Study Details

In TARGET 1 and 2, a combined total of 1,260 non-C IBS patients received XIFAXAN 550 mg or placebo three times daily for 14 days (two weeks) and were then followed for an additional 10 weeks. The primary endpoint was defined as the percentage of patients who had adequate weekly relief of IBS symptoms for two or more weeks during the first four weeks (weeks 3-6) following the two-week treatment period (weeks 1-2). The key secondary endpoint was defined as the percentage of patients who had adequate relief of bloating for two or more weeks during the first four weeks (weeks 3-6) following the two-week treatment period (weeks 1-2). The primary and key secondary endpoints utilized weekly patient assessment of symptom improvement using a binary, or “adequate relief,” measure. The additional secondary endpoints utilized daily patient assessment of symptom severity using either a seven-point scale or a five-point scale. A responder was defined as a patient who rated their symptoms as either 0 (not at all) or 1 (hardly at all) at least 50 percent of the days in a given week, or 0, 1 or 2 (somewhat) 100 percent of the days in a given week for at least two of the four weeks during the primary evaluation period.

About TARGET 1 and 2

TARGET 1 and 2 (T-Targeted, non-systemic; A-Antibiotic; R-Rifaximin; G-Gut-selective; E-Evaluation of; T-Treatment for non-C IBS) were designed to assess the clinical efficacy and safety of a 550 mg three times daily (TID) dosing regimen of rifaximin (1650 mg/day) compared with placebo in a broad population comprised of males and females 18 years of age and older diagnosed with non-constipation IBS, e.g., IBS with diarrhea. The primary efficacy endpoints of TARGET 1 and 2 was the proportion of subjects who achieved adequate relief of IBS symptoms for at least two weeks during the first four weeks (weeks 3-6) of the 10-week follow-up phase. The two trials were conducted simultaneously in approximately 180 study centers throughout the United States and Canada for a combined total of 1,260 subjects. They received rifaximin or placebo (1:1 randomization) for 14 days and then were followed for 10 weeks for study duration of 12 weeks.

Rifaximin is marketed by Salix Pharmaceuticals, Inc. Salix also provided funding for the studies. Drs. Pimentel and Chey serve as consultants for Salix and are also members of its Scientific Review Board.

Salix-Related Presentations at ACG

Rifaximin-Related Presentations

•

Oral Presentation #55: Lembo, Pimentel, et al. “Rifaximin Treatment Consistently Demonstrated Relief Across Daily Symptoms in Patients with Non-Constipation Irritable Bowel Syndrome: Results from Two Phase 3 Trials (TARGET 1 and TARGET 2).” Wednesday, Oct. 20, 8:30 a.m. CDT. Plenary Session 1 (Ballroom C1)

•

Poster #P770: Chey, et al. “The Responsiveness and Validity of a Binary Weekly Recall Question and the Proposed FDA Composite Endpoint as Measures of Daily Symptom Severity in Non-Constipation Irritable Bowel Syndrome: Results of TARGET 1 and TARGET 2.” Monday, Oct. 18, 10:30 a.m. – 4 p.m. CDT

•	Poster #P592: Gaddis, et al. “Management of Hepatic Encephalopathy with Rifaximin and Polyethylene Glycol (PEG) 3350.” Monday, Oct. 18, 10:30 a.m. - 4 p.m. CDT

APRISO™ (mesalamine)-Related Presentations

•

Poster #P271: Bosworth, et al. “Steroid Use in Acute Ulcerative Colitis Predicts Need for Class Escalation or Surgical Intervention Irrespective of Oral Mesalamine Monotherapy or Dual Therapy.” Sunday, Oct. 17, 3:30 - 7 p.m. CDT

•	Poster #P324: Gordon. “Mesalamine Granules Induced Remission in a Patient with Active Ulcerative Colitis Failing Biologic Therapy.” Sunday, Oct. 17, 3:30 - 7 p.m. CDT

•	Poster #P1055: Tenjarla, et al. “In Vitro Comparison of Drug Release from Currently Available Mesalamine Products.” Tuesday, Oct. 19, 10:30 a.m. - 4 p.m. CDT

•	Poster #P1152 : Shafran et al. “Mesalamine Granules for the Treatment of Crohn’s Colitis: A Case Study.” Tuesday, Oct. 19, 10:30 a.m. - 4 p.m. CDT

METOZOLV® ODT (metoclopramide HCl)-Related Presentations

•

Poster #P1183: Basu, et al. “Effects of Orally Disintegrating Metoclopramide (ODM) in Optimizing Late Outpatient Endoscopy: A Randomized Double-Blind Placebo-Controlled Clinical Trial.” Tuesday, Oct. 19, 10:30 a.m. - 4 p.m. CDT

MOVIPREP® (PEG 3350, sodium sulfate, sodium chloride, potassium chloride, sodium ascorbate and ascorbic acid for oral solution)-Related Presentations

•	Poster #P657: Beduya, et al. “Efficacy and Tolerability of Same-day Split-dose PEG with Ascorbic Acid Versus Standard PEG with Oral Bisacodyl.” Monday, Oct. 18, 10:30 a.m. - 4 p.m. CDT

About IBS

Among one of the most common chronic conditions, IBS affects approximately 15 percent of adults in the U.S. IBS includes altered bowel habits with bloating, abdominal pain and discomfort. Among other contributors, recent science has shown alterations in gut flora have been identified as a potentially important contributor to the pathophysiology of IBS. Salix now estimates the U.S. commercial opportunity represented by the non-constipation IBS market to be approximately $7 billion in peak year.

XIFAXAN® (rifaximin) 550 mg tablets

Important Safety Information

XIFAXAN 550 mg is indicated for reduction in risk of overt hepatic encephalopathy (HE) recurrence in patients ≥ 18 years of age. In the trials of XIFAXAN for HE, 91 percent of the patients were using lactulose concomitantly. XIFAXAN has not been studied in patients with MELD scores greater than 25, and only 8.6 percent of patients in the controlled trial had MELD scores over 19. There is increased systemic exposure in patients with more severe hepatic dysfunction. Therefore, caution should be exercised when administering XIFAXAN to patients with severe hepatic impairment (Child-Pugh C).

XIFAXAN is contraindicated in patients with a hypersensitivity to rifaximin, any of the rifamycin antimicrobial agents, or any of the components in XIFAXAN. Hypersensitivity reactions have included exfoliative dermatitis, angioneurotic edema and anaphylaxis.

Clostridium difficile-associated diarrhea (CDAD) has been reported with use of nearly all antibacterial agents, including XIFAXAN and may range in severity from mild diarrhea to fatal colitis. Treatment with antibacterial agents alters the normal flora of the colon which may lead to overgrowth of C. difficile. If CDAD is suspected or confirmed, ongoing antibiotic use not directed against C. difficile may need to be discontinued.

The most common adverse reactions occurring in greater than eight percent of patients in the clinical study were edema peripheral (15 percent), nausea (14 percent), dizziness (13 percent), fatigue (12 percent), ascites (11 percent), muscle spasms (nine percent), pruritus (nine percent and abdominal pain (nine percent).

About XIFAXAN® (rifaximin) 200 mg tablets

Rifaximin is a gut-selective antibiotic with negligible systemic absorption and broad-spectrum activity in vitro against both Gram-positive and Gram-negative pathogens. Rifaximin has a similar tolerability profile to that of placebo.

Rifaximin tablets 200 mg, which Salix markets in the U.S. under the trade name XIFAXAN® (rifaximin) tablets 200 mg, currently is approved for the treatment of patients, 12 years of age or older, with travelers’ diarrhea (TD) caused by non–invasive strains of Escherichia coli. XIFAXAN should not be used in patients with diarrhea complicated by fever or blood in the stool or diarrhea due to pathogens other than Escherichia coli. XIFAXAN should be discontinued if diarrhea symptoms get worse or persist more than 24–48 hours, and alternative antibiotic therapy should be considered. In clinical trials, XIFAXAN was generally well-tolerated. The most common side effects (versus placebo) were flatulence 11.3 percent (versus 19.7 percent), headache 9.7 percent (versus 9.2 percent), abdominal pain 7.2 percent (versus 10.1 percent) and rectal tenesmus 7.2 percent (versus 8.8 percent).

Rifaximin has been used in Italy for 24 years and is approved in 33 countries. Salix acquired rights to market rifaximin in North America from Alfa Wassermann S.p.A. in Bologna, Italy. Alfa Wassermann markets rifaximin in Italy under the trade name Normix®.

About Salix Pharmaceuticals

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, NC, develops and markets prescription pharmaceutical products for the treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete with any required development and regulatory submission of these products, and market them through the Company’s gastroenterology specialty sales and marketing team.

Salix also markets MOVIPREP® (PEG 3350, sodium sulfate, sodium chloride, potassium chloride, sodium ascorbate and ascorbic acid for oral solution), OSMOPREP® (sodium phosphate monobasic monohydrate, USP and sodium phosphate dibasic anhydrous, USP) Tablets, VISICOL® (sodium phosphate monobasic monohydrate, USP, and sodium phosphate dibasic anhydrous, USP) Tablets, APRISO™ (mesalamine) extended-release capsules 0.375 g., METOZOLV® ODT (metoclopramide HCl), PEPCID® (famotidine) for Oral Suspension, Oral Suspension DIURIL® (Chlorothiazide), AZASAN® Azathioprine Tablets, USP, 75/100 mg, ANUSOL-HC® 2.5% (Hydrocortisone Cream, USP), ANUSOL-HC® 25 mg Suppository (Hydrocortisone Acetate), PROCTOCORT® Cream (Hydrocortisone Cream, USP) 1% and PROCTOCORT® Suppository (Hydrocortisone Acetate Rectal Suppositories) 30 mg. Crofelemer, budesonide foam and rifaximin for additional indications are under development.

For full prescribing information and important safety information, including BOXED WARNINGS for VISICOL, OSMOPREP and METOZOLV ODT, on Salix products, please visit www.salix.com where the Company promptly posts press releases, SEC filings and other important information, or contact the Company at 919-862-1000.

For more information, please visit our Website at www.salix.com or contact the Company at 919-862-1000. Information on our Website is not incorporated into our SEC filings.

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Please Note: The materials provided herein contain projections and other forward-looking statements regarding future events. Such statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: the unpredictable nature of the duration and results of regulatory review of new drug applications; market acceptance for approved products; generic and other competition; the possible impairment of, or inability to obtain, intellectual property rights and the costs of obtaining such rights from third parties; our need to return to profitability; and the need to acquire new products. The reader is referred to the documents that the Company files from time to time with the Securities and Exchange Commission.